Exhibit 4.3

UNLESS THIS GLOBAL WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT (THE “WARRANT AGREEMENT”) DATED AS OF MAY 27, 2020 BETWEEN CONTRAFECT CORPORATION AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, SOLELY IN ITS CAPACITY AS WARRANT AGENT. BY ACCEPTING DELIVERY OF THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE, ANY TRANSFEREE SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY THE WARRANT AGREEMENT AS IF THE TRANSFEREE HAD EXECUTED AND DELIVERED THE WARRANT AGREEMENT.

EXERCISABLE ON OR AFTER MAY 27, 2020

AND UNTIL 5:00 P.M. (NEW YORK TIME) ON THE EXPIRATION DATE

WARRANT CERTIFICATE

NUMBER: 1	11,797,752 Warrants to Purchase 8,848,314 Shares

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, THIRTY-SIX (36) MONTHS FROM THE DATE OF ORIGINAL ISSUANCE)

CONTRAFECT CORPORATION

CUSIP: 212326 151

WARRANT

THIS WARRANT CERTIFIES THAT, for value received CEDE & Co., or registered agents, is the registered holder of a Warrant or Warrants (the “Warrant”) expiring on a date which is thirty-six (36) months from the original date of issuance on May 27, 2020, to purchase 8,848,314 fully paid and non-assessable shares of common stock, par value $0.0001 per share (the “Shares”), of CONTRAFECT CORPORATION, a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. This Warrant Certificate is subject to and shall be interpreted under the terms and conditions of the Warrant Agreement (as defined below).

The Warrant entitles the holder thereof to purchase from the Company, commencing upon the original issuance of the Warrant on May 27, 2020, such number of Shares at the price of $4.90 per share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), such payment to be made by check or wire transfer made payable to the Warrant Agent (or pursuant to the cashless exercise procedure specified in Section

3.3.3 of the Warrant Agreement, if such cashless exercise procedure is applicable, but only subject to the conditions set forth herein and in the Warrant Agreement, dated May 27, 2020, between the Company and the Warrant Agent (the “Warrant Agreement”). In the event of any conflict between the terms of this Warrant Certificate and the terms of the Warrant Agreement, the terms of the Warrant Agreement shall govern. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may be adjusted, subject to certain conditions. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant will expire on the date first referenced above if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is redeemed by the Company prior to such date as described below.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, issue or cause to be issued only the largest whole number of Shares issuable on such exercise (and such fraction of a Share will be disregarded).

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder(s) hereof or its assignee(s) a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder(s) hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder(s) to any of the rights of a stockholder of the Company.

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IN WITNESS WHEREOF, the undersigned have caused this Global Warrant Certificate to be executed as of the date set forth below.

CONTRAFECT CORPORATION

By:	/s/ Michael Messinger
NAME: Michael Messinger
TITLE: Chief Financial Officer

DATED: May 27, 2020

COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
as WARRANT AGENT

BY:	/s/ Michael Legregin
AUTHORIZED OFFICER

[Signature page to Global Warrant Certificate]

[REVERSE OF CERTIFICATE]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder(s) in Order to Exercise Warrants

1.

The undersigned hereby elects to purchase ___________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2.

Unless the Warrant Shares will be delivered electronically via DWAC, please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

and deliver the physical certificate representing said Warrant Shares to the following address:

If the Warrant Shares will be delivered electronically via DWAC, please issue them to the following account:

•	Name of DTC Participant:

•	DTC Participant Number:

•	Name of Account at DTC Participant to be credited with the Warrant Shares:

•	Account Number at DTC Participant to be credited with the Warrant Shares:

Name of Investing Entity

Signature of Authorized Signatory of Investing Entity

Name of Authorized Signatory

Title of Authorized Signatory

Date

Tax Identification Number(s)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and to be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS(ES))

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint ___________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE(S))

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).